SCHEDULE 14(A) INFORMATION

Proxy Statement Pursuant to Section 14(a) of  the Securities Exchange Act of 1934

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SABA SOFTWARE, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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2400 Bridge Parkway

Redwood Shores, California 94065-1166

September 25, 2003

To our Stockholders:

You are cordially invited to attend the annual meeting of stockholders of Saba Software, Inc. (“Saba”). The annual meeting will be held on Thursday, November 6, 2003, at 9:00 a.m., Pacific Time, at our corporate headquarters located at 2400 Bridge Parkway, Redwood Shores, California 94065-1166.

The actions expected to be taken at the annual meeting are described in detail in the attached proxy statement and notice of annual meeting of stockholders.

Included with the proxy statement is a copy of our annual report on Form 10-K for the fiscal year ended May 31, 2003. We encourage you to read our Form 10-K. It includes information on our operations, markets, products and services, as well as our audited financial statements.

Please use this opportunity to take part in the affairs of Saba by voting on the business to come before this meeting. Whether or not you plan to attend the meeting, please complete, sign, date and return the accompanying proxy in the enclosed postage-paid envelope. Returning the proxy does NOT deprive you of your right to attend the meeting and to vote your shares in person for the matters acted upon at the meeting.

We look forward to seeing you at the annual meeting.

Sincerely,

Bobby Yazdani

Chief Executive Officer and

Chairman of the Board

SABA SOFTWARE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held November 6, 2003

To our Stockholders:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Saba Software, Inc., a Delaware corporation, will be held at our corporate headquarters located at 2400 Bridge Parkway, Redwood Shores, California 94065-1166, on Thursday, November 6, 2003, at 9:00 a.m., Pacific Time, for the following purposes:

1.  ELECTION OF DIRECTORS. To elect two Class III Directors to serve until the 2006 annual meeting of stockholders or until their respective successors have been elected or appointed.

2.  RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS. To ratify the appointment by the Board of Directors of Ernst & Young LLP as our independent auditors for the fiscal year ending May 31, 2004.

3.  OTHER BUSINESS. To transact such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement, which is attached and made a part hereof.

The Board of Directors has fixed the close of business on September 15, 2003 as the record date for determining the stockholders entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the annual meeting.

By Order of the Board of Directors,

Peter E. Williams III

Secretary

Redwood Shores, California

September 25, 2003

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE PROVIDED TO ENSURE YOUR REPRESENTATION AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. IF YOU SEND IN YOUR PROXY CARD AND THEN DECIDE TO ATTEND THE ANNUAL MEETING TO VOTE YOUR SHARES IN PERSON, YOU MAY STILL DO SO. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.

SABA SOFTWARE, INC.

2400 Bridge Parkway

Redwood Shores, California 94065-1166

PROXY STATEMENT

November 6, 2003

Annual Meeting of Stockholders

General Information

This proxy statement is furnished to stockholders of Saba Software, Inc., a Delaware corporation, in connection with the solicitation by our Board of Directors of proxies in the accompanying form for use in voting at our annual meeting of stockholders to be held on Thursday, November 6, 2003, at 9:00 a.m., Pacific Time, at our corporate headquarters located at 2400 Bridge Parkway, Redwood Shores, California 94065-1166, and any adjournment or postponement thereof. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the annual meeting for the purposes set forth in the accompanying notice of annual meeting of stockholders.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to us (to the attention of Peter E. Williams III, our Secretary) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the annual meeting and voting in person.

Solicitation and Voting Procedures

The proxy statement and the enclosed proxy card are being mailed to the stockholders on or about September 25, 2003. This proxy statement and the accompanying proxy card are for the use by the stockholders.

The close of business on September 15, 2003 has been fixed as the record date for determining the holders of shares of our common stock entitled to notice of, and to vote, at the annual meeting. As of the close of business on the record date, we had 13,271,408 shares of common stock outstanding and entitled to vote at the annual meeting. The presence at the annual meeting of a majority, or 6,635,705, of these shares of our common stock, either in person or by proxy, will constitute a quorum for the transaction of business at the annual meeting. Each outstanding share of common stock on the record date is entitled to one vote on all matters.

All expenses in connection with the solicitation of proxies will be borne by us. These costs will include the expense of preparing and mailing proxy materials for the annual meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the annual meeting to beneficial owners of our common stock. We may conduct further solicitation personally, by telephone or by facsimile through our officers, directors and employees, none of who will receive additional compensation for assisting with the solicitation.

An automated system administered by ADP-Investor Communication Services and Mellon Investor Services will tabulate votes cast by proxy at the annual meeting, and one of our officers, duly appointed by the Board of Directors, will tabulate votes cast in person at the annual meeting.

Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker “non-vote” are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the annual meeting. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular matter because the nominee does not have the discretionary voting power with respect to that matter and has not received instructions from the beneficial owner. Broker “non-votes” and shares as to which proxy authority has been withheld with respect to any matter are not deemed entitled to vote for purposes of determining whether stockholders’ approval of that matter has been obtained.

As a result, with respect to proposal 1, which requires a plurality vote, and proposal 2, which requires the affirmative vote of a majority of our common stock present and entitled to vote, broker “non-votes” have no effect. Because abstentions will be included in the tabulation of shares of our common stock entitled to vote for purposes of determining whether a proposal has been approved, abstentions have the same effect as negative votes on proposal 2.

The shares represented by properly executed proxy cards will be voted at the annual meeting as indicated or, if no instructions are given, in favor of proposals 1 and 2. We do not presently know of any other business that may come before the annual meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The number of directors on the Board of Directors is currently fixed at five. Our Certificate of Incorporation divides our Board of Directors into three classes designated Class I, Class II and Class III. The members of each class of directors serve staggered three-year terms. The Board of Directors is composed of two Class I Directors: Joe E. Kiani and Clifton Thomas Weatherford; one Class II Director: Bobby Yazdani; and two Class III Directors: Douglas C. Allred and Michael J. Moritz. The term of office of the Class III Directors expires at this annual meeting, the term of office of the Class I Directors expires at the 2004 annual meeting and the term of office of the Class II Director expires at the 2005 annual meeting. At each annual meeting of stockholders, directors will be elected for a full term of three years to succeed those directors whose terms are expiring. Directors will be elected by a plurality of votes cast.

In September 2003, Geno P. Tolari resigned from serving as a Class II Director on our Board of Directors. In connection with Mr. Tolari’s resignation, the Board of Directors amended our Bylaws to fix the number of directors at five. In addition, to more evenly classify our directors among the three classes, the Board of Directors assigned Bobby Yazdani to serve as a Class II Director. Prior to his appointment as a Class II Director, Mr. Yazdani was serving as a Class III Director.

At the annual meeting, the stockholders will elect two Class III Directors, to serve a three year term until the election and qualification of a successor at the 2006 annual meeting of stockholders, until a successor is otherwise duly elected or appointed and qualified or until the director’s earlier resignation or removal. The Board of Directors has nominated Douglas C. Allred and Michael J. Moritz for election as Class III Directors. The Board has no reason to believe that any of the nominees will be unable or unwilling to serve as a nominee or as a director, if elected.

Certain information about Douglas C. Allred and Michael J. Moritz, the Class III Director nominees, is furnished below:

Douglas C. Allred has been a Director of Saba since January 2000. Mr. Allred has served as Senior Vice President, Customer Advocacy of Cisco Systems, Inc. since July 1991. Mr. Allred serves as a Director of BearingPoint, Inc., a business consulting, systems integration and managed services firm. Mr. Allred holds a B.S. from Washington State University. Mr. Allred serves on the Board of Director’s Compensation Committee.

Michael J. Moritz has been a Director of Saba since August 1998. Mr. Moritz has been a General Partner of Sequoia Capital, a venture capital firm, since 1986. Mr. Moritz serves as a Director of Flextronics Corporation, a provider of electronics products manufacturing and logistical services. Mr. Moritz holds an M.A. from Christ Church, Oxford. Mr. Moritz serves on the Board of Director’s Audit Committee and Compensation Committee.

Required Vote

The affirmative vote of a plurality of all the votes represented in person or by proxy at the annual meeting is required to approve the foregoing proposal.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED ABOVE.

Meetings and Committees of the Board of Directors

During our fiscal year ended May 31, 2003, the Board of Directors met eight times. No current director attended fewer than 75% of all the meetings of the Board of Directors and its committees on which he served after becoming a member of the Board of Directors. The Board of Directors has two standing committees: the Audit Committee and the Compensation Committee. The Board of Directors does not have a nominating committee or a committee performing the functions of a nominating committee. Although there are no formal procedures for stockholders to recommend nominations, the Board of Directors will consider stockholder recommendations. Such recommendations should be addressed to Peter E. Williams III, our Secretary, at our principal executive offices.

During our fiscal year ended May 31, 2003, the Audit Committee held six meetings. Mr. Kiani, Mr. Moritz and Mr. Weatherford are the current members of our Audit Committee. The Audit Committee oversees the accounting and financial reporting processes of Saba and audits of the financial statements of Saba. The Audit Committee reviews, acts on and reports to our Board of Directors with respect to various auditing and accounting matters. The Audit Committee reviews and monitors the corporate financial reporting and the external audits of Saba, including, among other things, our internal control functions, the results and scope of the annual audit and other services provided by our independent auditors and our compliance with legal matters that have significant impact on our financial reports. In addition, the Audit Committee is responsible for the appointment, compensation and oversight of our independent auditors. See “Report of the Audit Committee of the Board of Directors.” Our Board adopted and approved a charter for the Audit Committee on October 21, 1999. The charter for the Audit Committee was amended to reflect relevant provisions of the Sarbanes-Oxley Act of 2002 and The Nasdaq Stock Market rules. A copy of the Audit Committee charter, as amended to date, was attached to our Proxy Statement for the 2002 Annual Meeting of Stockholders. The Board has determined that all members of the Audit Committee are “independent” as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers.

During our fiscal year ended May 31, 2003, the Compensation Committee held one meeting. Mr. Kiani, Mr. Moritz and Mr. Allred are the current members of our Compensation Committee. The Compensation Committee establishes salaries, incentives and other forms of compensation for executive officers and other key employees. This committee also administers our incentive compensation and benefit plans.

Compensation of Directors

Except for the Chairman of our Audit Committee, we do not pay directors cash compensation for their services as directors or members of committees of the Board of Directors. The Chairman of the Audit Committee receives an annual retainer of $20,000 and an additional $1,500 per meeting. We reimburse all non-employee directors for their reasonable expenses incurred in attending meetings of the Board of Directors. Members of the Board who are not employees of the Company are eligible to receive stock options under the Company’s 2000 Stock Incentive Plan. During the fiscal year ended May 31, 2003, an option to purchase 8,750 shares of common stock was granted to the Chairman of the Audit Committee, an option to purchase 7,500 shares of common stock was granted to each of the other members of the Audit Committee and an option to purchase 5,000 shares of common stock was granted to the non-employee director that does not serve on the Audit Committee. These options are immediately vested and have an exercise price equal to the current market price on the date of grant.

Below are options we have granted to non-employee members of our Board of Directors during our fiscal year ended May 31, 2003:

Name	Grant Date	Number of Options Granted	Exercise Price Per Share
Douglas C. Allred	03/19/03	5,000	$2.52
Joe E. Kiani	03/19/03	7,500	$2.52
Michael J. Moritz	03/19/03	7,500	$2.52
Clifton T. Weatherford	03/19/03	8,750	$2.52

Compensation Committee, Insider Participation and Interlocks

None of the members of our Compensation Committee is an officer or employee of Saba. No interlocking relationship exists between our Board of Directors or Compensation Committee and the Board of Directors or compensation committee of any other company, nor has such an interlocking relationship existed in the past.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Ernst & Young LLP served as our independent auditors for the fiscal year ended May 31, 2003 and has been appointed by the Board of Directors to continue as our independent auditors for our fiscal year ending May 31, 2004. In the event that ratification of this selection of auditors is not approved by a majority of the shares of our common stock voting at the annual meeting in person or by proxy, management will reconsider its future selection of auditors.

A representative of Ernst & Young LLP is expected to be present at the annual meeting. The representative will have an opportunity to make a statement and will be able to respond to appropriate questions.

We have been informed by Ernst & Young LLP that neither the firm nor any of its members or their associates has any direct financial interest or material indirect financial interest in our company. During our fiscal year ended May 31, 2003, we incurred the following aggregate fees by Ernst & Young LLP:

Audit Fees:  Aggregate fees for professional services rendered by Ernst & Young LLP for the audit of our annual financial statements for fiscal year 2003 and for the review of our financial statements included in our Forms 10-Q for fiscal year 2003 were $236,000.

Audit Related Fees:  Aggregate fees for audit related services rendered by Ernst & Young LLP for fiscal year 2003 were $12,000. Audit related services generally include fees for statutory audits, accounting consultations and registration statements filed with the Securities and Exchange Commission.

Tax Fees:  Aggregate fees for tax compliance services and tax consultations rendered by Ernst & Young LLP for fiscal year 2003 were $75,000.

All Other Fees:  No professional services were rendered by Ernst & Young for fiscal year 2003 under the category of “all other fees.”

Required Vote

The affirmative vote of a majority of all the votes represented in person or by proxy at the annual meeting is required to ratify the foregoing proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MAY 31, 2004.

MANAGEMENT

Executive Officers and Directors

The following table sets forth certain information with respect to our executive officers and directors as of September 24, 2003:

Name	Age	Position
Bobby Yazdani	40	Chief Executive Officer and Chairman of the Board
Ronald W. Kisling	42	Chief Financial Officer
Peter E. Williams III	42	Vice President, Corporate Development, General Counsel and Secretary
Douglas C. Allred (2)	52	Director
Joe E. Kiani (1)(2)	39	Director
Michael J. Moritz (1)(2)	49	Director
Clifton T. Weatherford (1)	57	Director

(1)	Member of Audit Committee
(2)	Member of Compensation Committee.

Bobby Yazdani founded Saba, has been a Director of Saba from its inception and has served as its President and Chief Operating Officer since February 2003. From inception until February 2003, Mr. Yazdani served as Saba’s Chairman of the Board and from inception until March 2002, Mr. Yazdani served as Saba’s Chief Executive Officer. From 1988 until founding Saba, Mr. Yazdani served in various positions at Oracle, most recently as Senior Director. Mr. Yazdani holds a B.A. from the University of California, Berkeley.

Ronald W. Kisling has served as our Chief Financial Officer since May 2002. Mr. Kisling joined Saba in June 2001 as Vice President of Finance and IT. From August 1998 to June 2001, Mr. Kisling served in various positions at SPL WorldGroup, Inc., a provider of information technology consulting and enterprise solutions, most recently as Vice President and Chief Financial Officer. Prior to joining SPL WorldGroup, Mr. Kisling spent nine years at Symantec Corporation, most recently as Vice President, Controller. Mr. Kisling began his finance career at Coopers & Lybrand, LLP in San Jose. Mr. Kisling is a graduate of Stanford University and holds a B.A. in Economics. He is also a Certified Public Accountant in the state of California.

Peter E. Williams III has served as our Vice President, Corporate Development and General Counsel since joining us in October 1999 and has served as our Secretary since our inception in April 1997. Mr. Williams was a partner at Morrison & Foerster LLP, an international law firm, from January 1995 until March 2000. Mr. Williams holds B.A. degrees from the University of California, Los Angeles and a J.D. from Santa Clara University.

Douglas C. Allred has been a Director of Saba since January 2000. Mr. Allred has served as Senior Vice President, Customer Advocacy of Cisco Systems, Inc. since July 1991. Mr. Allred serves as a Director of BearingPoint, Inc., a business consulting, systems integration and managed services firm. Mr. Allred holds a B.S. from Washington State University.

Joe E. Kiani has been a Director of Saba since July 1997. Mr. Kiani is the Founder of Masimo Corporation, a provider of signal processing and sensor technology to the medical device industry, and has served as its Chief Executive Officer and Chairman of the Board since Masimo’s inception in 1989. Mr. Kiani holds a B.S. and M.S. from San Diego State University.

Michael J. Moritz has been a Director of Saba since August 1998. Mr. Moritz has been a General Partner of Sequoia Capital, a venture capital firm, since 1986. Mr. Moritz serves as a Director of Flextronics Corporation, a provider of electronics products manufacturing and logistical services. Mr. Moritz holds an M.A. from Christ Church, Oxford.

Clifton T. Weatherford has been a Director of Saba since March 2003. Until his retirement in December 2002, Mr. Weatherford served as Executive Vice President and Chief Financial Officer of Business Objects, a provider of business intelligence software, since September 1997. Mr. Weatherford serves as a Director of Ilog S.A., a provider of optimization and visualization software; and Synplicity Inc, a provider of software for the design and verification of semiconductors. Mr. Weatherford holds a B.B.A. from the University of Houston. Mr. Weatherford serves as the Chairman of the Audit Committee.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us with respect to beneficial ownership of our common stock as of September 15, 2003 by:

•	each person who is known by us to beneficially own more than 5% of our outstanding shares of common stock,

•	each of our directors,

•	each of the named executive officers appearing in the summary compensation table below (the “Named Executive Officers”), and

•	all current executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of September 15, 2003 are deemed outstanding. Percentage of beneficial ownership as of September 15, 2003 is based upon 13,271,408 shares of common stock. To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. Except as otherwise indicated, the address of each of the persons in this table is: c/o Saba Software, Inc., 2400 Bridge Parkway, Redwood Shores, California 94065-1166.

	Shares Beneficially Owned
Name	Number	Percent
Bobby Yazdani (1)	1,718,216	12.9%
Michael J. Moritz (2) 3000 Sand Hill Road, Suite 280 Menlo Park, CA 94025	1,287,505	9.7%
Entities Affiliated with Sequoia Capital (3) 3000 Sand Hill Road, Suite 280 Menlo Park, CA 94025	1,162,789	8.8%
Fuller & Thaler Asset Management, Inc. (4) 411 Borel Avenue, Suite 402 San Mateo, CA 94402	835,453	6.3%
Geno P. Tolari (5)	341,847	2.6%
Peter E. Williams (6)	166,187	1.3%
Joe E. Kiani (7)	95,950	*
Douglas C. Allred (8)	71,447	*
Ronald W. Kisling (9)	58,152	*
Clifton T. Weatherford (10)	8,750	*
All current executive officers and directors as a group (7 persons) (11)	3,406,207	25.7%

*	Less than 1%.
(1)	Includes 77,500 shares subject to options exercisable within 60 days of September 15, 2003.
(2)	Includes (i) 12,500 shares subject to options exercisable within 60 days of September 15, 2003 and (ii) 1,162,789 shares held by the entities affiliated with Sequoia Capital. Mr. Moritz disclaims beneficial ownership of shares held by these entities except to the extent of his pecuniary interest in these entities, if any.
(3)

As reported in a Schedule 13D filed with the SEC on October 11, 2002 by entities affiliated with Sequoia Capital, includes 217,180 shares held by Sequoia Capital IX, 40,087 shares held by Sequoia Capital IX Principals Fund, 33,430 shares held by Sequoia Capital Entrepreneurs Fund, 767,441 shares held by

Sequoia Capital Franchise Fund and 104,651 shares held by Sequoia Capital Franchise Partners. Each of the above named entities has shared voting and dispositive power as to the shares attributed to them.

(4)	As reported in a Schedule 13G filed with the SEC on February 13, 2003 by Fuller & Thaler Asset Management, Inc. (“Fuller & Thaler”), includes 620,498 shares as to which Russell J. Fuller has sole voting power and 835,453 shares as to which Fuller & Thaler has sole dispositive power.
(5)	Includes 187,500 shares subject to options exercisable within 60 days of September 15, 2003.
(6)	Includes 9,843 shares of common stock subject to a right of repurchase in favor of Saba that lapses over time; and 2,812 shares subject to options exercisable within 60 days of September 15, 2003.
(7)	Includes 37,500 shares subject to options exercisable within 60 days of September 15, 2003.
(8)	Includes 13,902 shares of common stock subject to a right of repurchase in favor of Saba that lapses over time; and 5,000 shares subject to options exercisable within 60 days of September 15, 2003.
(9)	Includes 56,952 shares subject to options exercisable within 60 days of September 15, 2003.
(10)	Includes 8,750 shares subject to options exercisable within 60 days of September 15, 2003.
(11)	Includes (i) 23,745 shares of common stock subject to a right of repurchase in favor of Saba that lapses over time; (ii) 201,014 shares subject to options exercisable within 60 days of September 15, 2003 held by all executive officers and directors of Saba; and (iii) 1,162,789 shares held by the entities affiliated with Sequoia Capital.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary Compensation Table

The following table sets forth certain information concerning compensation during our last three fiscal years of (i) our Chief Executive Officer and (ii) our three other executive officers (collectively, our “Named Executive Officers”):

		Annual Compensation			Long-Term Compensation Awards
Securities Underlying Options (#)
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($) (1)
Bobby Yazdani Chief Executive Officer and Chairman of the Board (2)	2003 2002 2001	$255,000 120,000 240,000		— — —	215,000 — —

Geno P. Tolari Chief Executive Officer and Chairman of the Board (3)	2003 2002	125,000 45,513		— —	— 600,000

Ronald W. Kisling Chief Financial Officer	2003 2002 2001	191,025 162,404 —	$	— — 50,000	68,749 56,249 —

Peter E. Williams III Vice President Corporate Development, General Counsel and Secretary	2003 2002 2001	200,000 200,000 150,000		— — —	— 5,000 —

(1)	Includes bonus amounts in the year earned rather than the year paid.
(2)	Mr. Yazdani served as President and Chief Operating Officer at the end of fiscal 2003. In September 2003, Mr. Yazdani was elected to serve as Chief Executive Officer and Chairman of the Board.
(3)	Mr. Tolari joined Saba in March 2002 and resigned in September 2003.

Severance and Change of Control Arrangements

We entered into a severance agreement with Mr. Yazdani during our fiscal year ended May 31, 2002, which provides that if Mr. Yazdani’s service relationship with us is terminated by us for any reason other than cause (including constructive termination), Saba will (i) pay to Mr. Yazdani, either in a lump sum or as a salary continuation as determined by us, an amount equal to 24 months of Mr. Yazdani’s then-current base salary and (ii) maintain in effect for 24 months all employee benefit plans and programs (other than plans or programs relating to our equity securities) in which Mr. Yazdani was entitled to participate immediately prior to the date of termination.

Mr. Tolari resigned in September 2003. Mr. Tolari’s employment offer letter, entered into when he joined us, included change of control provisions. The employment offer letter terminated upon his resignation.

Option Grants in Last Fiscal Year

The following table sets forth certain information for each of our Named Executive Officers concerning stock options granted to them during the fiscal year ended May 31, 2003.

Individual Grants
	Number of Securities Underlying Options Granted (#) (1)	% of Total Options Granted to Employees in Fiscal Year (2)		Exercise Price Per Share ($/Sh) (3)	Expiration Date (4)	Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Term (5)
Name						5% ($)	10% ($)
Bobby Yazdani	15,000 200,000	1.2 16.3	% %	$7.40 2.52	06/06/08 03/19/09	$37,751 171,408	$85,643 388,867
Geno P. Tolari	—	—		—	—	—	—
Ronald W. Kisling	68,749	5.6%		8.80	08/06/08	205,755	466,788
Peter E. Williams III	—	—		—	—	—	—

(1)	Options granted pursuant to our 2000 Stock Incentive Plan. The options vest over a four year period, 25% on the first anniversary of the grant date and the remaining 75% in equal installments over the next three years, except all of Mr. Yazdani’s 15,000 share option and 62,500 shares of Mr. Yazdani’s 200,000 share option, which vested immediately upon grant.
(2)	In the fiscal year ended May 31, 2003, we granted options to employees to purchase an aggregate of 1,225,067 shares.
(3)	The exercise price per share of options granted represented the fair market value of the underlying shares of common stock on the date the options were granted.
(4)	Subject to earlier termination upon the occurrence of certain events related to termination of employment, generally the options granted under the 2000 Stock Incentive Plan have a term of six years.
(5)	The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent our estimate or projection of our future common stock prices.

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year-End Option Values

The following table sets forth certain information concerning exercises of stock options during the fiscal year ended May 31, 2003 by each of our Named Executive Officers and the number and value of unexercised options held by each of our Named Executive Officers on May 31, 2003.

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at May 31, 2003 (#)		Value of Unexercised In- the-Money Options at May 31, 2003 ($) (1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Bobby Yazdani	—	—	77,500	137,500	$112,500	$247,500
Geno P. Tolari	—	—	150,000	450,000	—	—
Ronald W. Kisling	—	—	29,531	95,467	—	—
Peter E. Williams	—	—	2,187	2,813	—	—

(1)	Value of “in-the-money” stock options represents the positive spread between the exercise price of stock options and the fair market value for our common stock on May 31, 2003, which was $4.32.

Equity Compensation Plan Information

The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of May 31, 2003 including the 1997 Stock Incentive Plan, the 2000 Stock Incentive Plan and the 2000 Employee Stock Purchase Plan.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and rights	(b) Weighted-average exercise price of outstanding options, warrants, and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders
Option Plans	2,731,770	$13.38	1,080,482
Employee Stock Purchase Plan	—	—	869,539
Equity compensation plans not approved by security holders
Warrants (1)	19,166	$84.52	—

(1)	In May 2001, as partial consideration for a retained executive search, we issued a warrant to a third party to purchase 19,166 shares of common stock. The warrant was immediately exercisable and expires on October 13, 2003.

Report of the Compensation Committee of the Board of Directors

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such report be incorporated by reference into any such filings, nor shall the following report be deemed to be incorporated by reference into any future filings under the Securities Act or the Exchange Act.

We have a compensation committee of the Board of Directors (the Compensation Committee) which has the authority and responsibility to approve the overall compensation strategy, administer our annual and long-term compensation plans, and review and make recommendations to the Board of Directors with respect to executive compensation. The Compensation Committee is comprised of independent, non-employee board of director members.

Executive Officer Compensation Programs

The objectives of the executive officer compensation program are to attract, retain, motivate and reward key personnel who possess the necessary leadership and management skills, through competitive base salary, annual cash bonus incentives, long-term incentive compensation in the form of stock options, and various benefits, including medical and life insurance plans.

The executive compensation policies of the Compensation Committee are intended to combine competitive levels of compensation and rewards for above average performance and to align relative compensation with the achievements of key business objectives, optimal satisfaction of customers and maximization of stockholder value. The Compensation Committee believes that stock ownership by management is beneficial in aligning management and stockholder interests, thereby enhancing stockholder value.

Base Salaries.    Salaries for our executive officers are determined primarily on the basis of the executive officer’s responsibility, general salary practices of peer companies and the officer’s individual qualifications and experience. The base salaries are reviewed annually and may be adjusted by the Compensation Committee in accordance with certain criteria which include individual performance, the functions performed by the executive officer, the scope of the executive officer’s on-going duties, general changes in the compensation peer group in which we compete for executive talent, and our financial performance generally. The weight given to each such factor by the Compensation Committee may vary from individual to individual.

Incentive Bonuses.    The Compensation Committee believes that a cash incentive bonus plan can serve to motivate our executive officers and management to address annual performance goals, using more immediate measures for performance than those reflected in the appreciation in value of stock options. The bonus amounts are based upon recommendations by management and a subjective consideration of factors including such officer’s level of responsibility, individual performance, contributions to our success and our financial performance generally. No incentive bonuses were paid to executive officers during the fiscal year ended May 31, 2003.

Stock Option Grants.    Stock options may be granted to executive officers and other employees under the 1997 Stock Incentive Plan and the 2000 Stock Incentive Plan (collectively, the “Plans”). Because of the direct relationship between the value of an option and the stock price, the Compensation Committee believes that options motivate executive officers to manage Saba in a manner that is consistent with stockholder interests. Stock option grants are intended to focus the attention of the recipient on our long-term performance which we believe results in improved stockholder value, and to retain the services of the executive officers in a competitive job market by providing significant long-term earnings potential. To this end, stock options generally vest and become fully exercisable over a four-year period. The principal factors considered in granting stock options to executive officers of Saba are prior performance, level of responsibility, other compensation and the executive officer’s ability to influence our long-term growth and profitability. However, the Plans do not provide any quantitative method for weighing these factors, and a decision to grant an award is primarily based upon a subjective evaluation of the past as well as future anticipated performance.

Other Compensation Plans.    We have adopted certain general employee benefit plans in which executive officers are permitted to participate on parity with other employees. We also provide a 401(k) deferred compensation pension plan.

Deductibility of Compensation.    Section 162(m) of the Internal Revenue Code (“IRC”) disallows a deduction by Saba for compensation exceeding $1.0 million paid to certain executive officers, excluding, among other things, performance based compensation. Because the compensation paid to the executive officers has not approached the limitation, the Compensation Committee has not had to use any of the available exemptions from the deduction limit. The Compensation Committee remains aware of the IRC Section 162(m) limitations and the available exemptions and will address the issue of deductibility when and if circumstances warrant the use of such exemptions.

Chief Executive Officer Compensation

The compensation of our Chief Executive Officer is reviewed annually on the same basis as discussed above for all executive officers. The Compensation Committee established an annual base salary of $250,000 for Mr. Tolari at the time he joined Saba as President and Chief Executive Officer in March 2002. However, in December, 2002, Mr. Tolari voluntarily elected to forego his annual base salary. Accordingly, the base salary earned by Mr. Tolari during the fiscal year ended May 31, 2003 was $125,000. Mr. Tolari’s base salary was established in part by comparing the base salaries of chief executive officers at other companies of similar size in the high-technology industry. Mr. Tolari’s base salary was at the approximate median of the base salary range for chief executive officers of comparative companies.

MEMBERS OF OUR COMPENSATION COMMITTEE

Douglas C. Allred

Joe E. Kiani

Michael J. Moritz

Report of the Audit Committee of the Board of Directors

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such report be incorporated by reference into any such filings, nor be deemed to be incorporated by reference into any future filings under the Securities Act or the Exchange Act.

The audit committee hereby reports as follows:

1.    The audit committee has reviewed and discussed the audited financial statements with the Company’s management.

2.    The audit committee has discussed with Ernst & Young LLP, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

3.    The audit committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), has discussed with Ernst & Young LLP their independence from the Company and has considered whether the provision of the non-audit services is compatible with maintaining Ernst & Young LLP’s independence from the Company.

4.    Based on the review and discussion referred to in paragraphs (1) through (3) above, the audit committee recommended to the Board of Directors of the Company that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2003, for filing with the Securities and Exchange Commission.

The aggregate fees billed for professional services rendered by Ernst & Young LLP for the fiscal year ended May 31, 2003 are as follows:

Audit Fees (for the audit of our annual financial statements for the fiscal year ended May 31, 2003 and reviews of our quarterly financial statements)	$236,000

Financial Information Systems Design and Implementation Fees (for designing or implementing a hardware or software system that aggregates source data underlying our financial statements or generates information that is significant to the financial statements taken as a whole)	None

All Other Fees (for all other services rendered during the fiscal year ended May 31, 2003, excluding the audit of our annual financial statements for the fiscal year ended May 31, 2003)	$87,000

As indicated above, the audit committee has considered and determined that the provision of financial information and systems design and implementation services and other services is compatible with maintaining the independence of Ernst & Young LLP.

MEMBERS OF OUR AUDIT COMMITTEE

Clifton T. Weatherford, Chairman

Joe E. Kiani

Michael J. Moritz

Stock Performance Graph

The following line graph compares the yearly percentage change in the cumulative total stockholder return on our common stock from April 7, 2000, the date of our initial public offering, through the end of our fiscal year ended May 31, 2003 with the percentage change in cumulative total stockholder return for (i) the Nasdaq Stock Market — U.S. Index and (ii) the RDG Technology Composite Index. The comparison assumes an investment of $100 on April 7, 2000 and reinvestment of dividends, if any. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

CUMULATIVE TOTAL STOCKHOLDER RETURN

Index

	4/7/00	May-00	Aug-00	Nov-00	Feb-01	May-01	Aug-01	Nov-01	Feb-02	May-02	Aug-02	Nov-02	Feb-03	May-03
SABA SOFTWARE, INC.	100.00	97.92	190.83	90.83	58.33	79.27	55.00	38.33	25.60	16.67	18.13	11.13	5.40	7.20

NASDAQ STOCK MARKET (U.S.)	100.00	73.97	92.18	56.72	46.61	46.01	39.44	42.27	37.91	35.40	28.95	32.64	29.56	35.19

RDG TECHNOLOGY COMPOSITE	100.00	80.31	93.99	59.80	47.80	48.15	39.62	42.27	36.30	32.78	25.28	29.51	24.96	30.06

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the compensation arrangements described in “Executive Compensation and Related Information”, since June 1, 2002, there has not been nor is there currently proposed any transaction or series of similar transactions required to be disclosed to which we or any of our subsidiaries were or will be a party in which the amount involved exceeds $60,000 and in which any executive officer, director, beneficial owner of more than five percent of our common stock or member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, except:

In October 2002, we completed a private placement of 1,075,580 shares of common stock for aggregate proceeds of $9.25 million with funds affiliated with Sequoia Capital. Michael J. Moritz, a director on our Board of Directors, is a General Partner of Sequoia Capital. Mr. Moritz disclaims beneficial ownership of shares held by these funds except to the extent of his pecuniary interest in these funds.

STOCKHOLDER PROPOSALS

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting.  For stockholder proposals to be considered properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice therefore in writing to our Secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices between July 11, 2004 and August 10, 2004. A stockholder’s notice to our Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of Saba which are beneficially owned by the stockholder and (iv) any material interest of the stockholder in such business.

Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials.  Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and intended to be presented at our 2004 annual meeting of stockholders must be received by us not later than May 27, 2004 in order to be considered for inclusion in our proxy materials for that annual meeting.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance.  Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our common stock (collectively, “Reporting Persons”) to file reports of ownership and changes in ownership of our common stock with the Securities and Exchange Commission and the Nasdaq National Stock Market. Reporting Persons are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely on our review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, we believe that during fiscal 2003, all Reporting Persons complied with all applicable filing requirements, except for 1,705 shares gifted by Bobby Yazdani in May, 2002 that were reported on a Form 5 in March 2003.

Other Matters.  The Board of Directors knows of no other business, which will be presented to the annual meeting. If any other business is properly brought before the annual meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors,

Peter E. Williams III

Secretary

Redwood Shores, California

September 25, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SABA SOFTWARE, INC.

ANNUAL MEETING OF STOCKHOLDERS

November 6, 2003

The undersigned hereby appoints Bobby Yazdani and Ronald W. Kisling and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below all of the shares of common stock of Saba Software, Inc. that the undersigned is entitled to vote at the annual meeting of stockholders to be held at 2400 Bridge Parkway, Redwood Shores, California 94065-1166, on Thursday, November 6, 2003, at 9:00 a.m., Pacific Time, or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSAL 2.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

PLEASE MARK YOUR CHOICE LIKE

THIS ☒ IN BLUE OR BLACK INK

1.	ELECTION OF DIRECTORS. To elect two Class III Directors to serve until the 2006 annual meeting of stockholders or until their respective successors have been elected or appointed. Nominees: ☐ FOR THE NOMINEE ☐ WITHHOLD AUTHORITY FOR THE NOMINEE

Douglas C. Allred

Michael J. Moritz

Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)

2.	RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS. To ratify the appointment by the Board of Directors of Ernst & Young LLP as our independent auditors for the fiscal year ending May 31, 2004.

☐  FOR                                                      ☐  AGAINST                                                      ☐  ABSTAIN

Authority is hereby given to the proxies identified on the front of this card to vote in their discretion upon such other business as may properly come before the meeting.

PLAN TO ATTEND THE MEETING  ☐

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Signature	Signature	Dated: , 2003

(Please sign exactly as your name appears on this proxy card. If shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, corporation, trustee or guardian, please give full title as such. If a corporation please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.)